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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: March 14, 2005): March 17, 2005

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-14829	84-0178360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Notre Dame Street East Montréal, Québec, Canada, H2L 2R5	311 10th Street Golden, Colorado 80401
(Address of principal executive offices, including Zip Code)

(303) 279-6565
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        The description of the employment agreement between Molson Coors Brewing Company and Mr. Frits van Paasschen, included in Item 5.02 of this Current Report on Form 8-K, is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On March 14, 2005, Molson Coors Brewing Company (the "Company") announced that Frits van Paasschen, 43, has been appointed as president and chief executive officer of its subsidiary, Coors Brewing Company. Mr. van Paasschen will be responsible for leading all aspects of the Company's U.S. operations and performance, reporting directly to Leo Kiely, chief executive officer of the Company.

        From 2000 to 2004, Mr. van Paasschen served as corporate vice president and general manager of Europe, Middle East and Africa for Nike, Inc. From 1998 to 2000, Mr. van Paasschen served as Vice President/General Manager of Canada, Latin America and Africa for Nike, Inc.

        Mr. van Paasschen's employment agreement provides for an annual base salary of $625,000, to be reviewed annually. Mr. van Paasschen's sign-on bonus consists of a $100,000 contribution under the Company's Deferred Compensation Program and options to purchase 75,000 shares of Molson Coors Brewing Company Class B Common Stock, vesting 33 1/3% per year over three years. Mr. van Paasschen is also eligible for Company benefits including: five weeks of vacation annually; participation in the Company's retirement plans, including pension and 401(k) plans; health and disability insurance; and term life insurance. Mr. van Paasschen is also eligible for other incentives, including a target bonus of 75% of annual pay (guaranteed for 2005), growth-based bonuses, and long-term incentive compensation. Mr. van Paasschen is eligible to earn up to $937,500 in total over three years in such growth-based bonuses in increments of up to $312,500 per year (guaranteed for 2005) if the Company achieves its annual goal of volume growth for such year. In the event Mr. van Paasschen's employment is terminated by the Company for reasons other than cause, Mr. van Paasschen will entitled to a severance payment equal to one times base annual salary and target bonus at the time of termination.

        The employment agreement includes other provisions to protect the Company in the event Mr. van Paasschen ceases to be employed by the Company including a non-competition clause and confidentiality provisions.

        The press release announcing Mr. van Paasschen's employment is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Exhibits.

Exhibit No.	Description
99.1	Press Release of Molson Coors Brewing Company, dated March 14, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY
Date: March 17, 2005	/s/ ANNITA MENOGAN Name: Annita Menogan Title: Corporate Secretary and Deputy General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Molson Coors Brewing Company, dated March 14, 2005.

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
  Item 9.01. Exhibits.
SIGNATURES
EXHIBIT INDEX